                         FOURTH AMENDMENT TO THIRD AMENDED
               AND RESTATED LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Fourth Amendment"), dated as of December 20, 1994, by and among HELLER FINANCIAL, INC., a Delaware corporation (the Lender"), CARROLS HOLDINGS CORPORATION, a Delaware corporation ("Holdings" or, either individually or together with the Company, the "Borrower"), and CARROLS CORPORATION, a Delaware corporation (the "Company" or, either individually or together with Holdings, the "Borrower"), amends the Third Amended and Restated Loan and Security Agreement, made as of the 9th day of August, 1993, as heretofore amended.

                              WITNESSETH:

     WHEREAS, the Lender and the Borrower have agreed to amend the Agreement to provide for an additional credit facility and to amend certain terms of the Agreement.

     NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and the Lender hereby amend the Agreement and agree as follows:

A.   AMENDMENT OF AGREEMENT.

     1.    Defined Terms.

           (a) New Defined Terms. The following defined terms and the meanings thereof are hereby added to subsection 1.1 of the Agreement:

           "Additional Loan B Amount" - as defined in Section 2.1B(b).

           "Assignments (Loan B)" - the Assignment (Kin), the Assignment (Midon) and the Assignment (Riva).

           "Assignment ("Kin")" - the Assignment of Representations, Warranties, Covenants, Indemnities and Rights to be executed and delivered by Borrower whereby Borrower assigns to Lender the representations, warranties and indemnities of sellers to Borrower contained in the New Acquisition Purchase Agreement (Kin), substantially in the form of Exhibit 1.1(I).

           "Assignment ("Midon")" - the Assignment of Representations, Warranties, Covenants, Indemnities and Rights to be executed and delivered by Borrower whereby Borrower assigns to Lender the representations, warranties and indemnities of sellers to Borrower contained in the New Acquisition Purchase Agreement (Midon), substantially in the form of Exhibit 1.1(I).

           "Assignment ("Riva")" - the Assignment of Representations, Warranties, Covenants, Indemnities and Rights to be executed and delivered by Borrower whereby Borrower assigns to Lender the representations, warranties and indemnities of sellers to Borrower contained in the New Acquisition Purchase Agreement (Riva), substantially in the form of Exhibit 1.1(I).

           "Assignments of Leases" - all assignments of leases in form acceptable to the Lender, pursuant to which the Borrower or Carrols Realty II
      shall have assigned to the Lender as security for the Borrower's Loan B
Liabilities, the Borrower's or Carrols Realty II's interest in any Loan B Leases and Loan B Leasehold Properties.

                "BK Units" - Units which are operated by Borrower as Burger King restaurants.

                "Borrower's Loan B Liabilities" - all Indebtedness, obligations andliabilities of the Borrower to the Lender in respect of Loan B now and from time to time hereafter arising, owing, due or payable, and whether or not currently contemplated, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the Other Agreements.

                "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and not subject to setoff rights in favor of such bank; (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the greater of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution, and (e) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the greater of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

                "Excess Cash Flow" - for any period, without duplication, the total of the following for Borrower and its Subsidiaries on a consolidated basis, each calculated for such period: (a) EBITDA, less (b) any provision for (or plus any benefit from) income or franchise taxes included in the determination of Net Income, excluding changes in long term and short term deferred tax assets and liabilities; plus (c) decreases in Working Capital; less
(d) the unfinanced portion of Capital Expenditures (including Growth Capital Expenditures); less (e) scheduled amortization of Indebtedness actually paid; less (f) any Restricted Payments made in cash and permitted under Section 9.2(g); less (g) Interest Expenses; less (h) increases in Working Capital.

                "Group I New Acquisitions" - the three (3) New Acquisitions Units acquired by the Company pursuant to the New Acquisitions Purchase Agreement (Kin).

                "Group II New Acquisitions" - the three (3) New Acquisitions Units acquired by the Company pursuant to the New Acquisitions Purchase Agreement (Riva).

                "Group III New Acquisitions" - the sixteen (16) New Acquisitions Units acquired by the Company pursuant to the New Acquisitions Purchase Agreement (Midon).

                "Initial Loan B Amount" - as defined in Section 2.1B(c).

                "Loan B Collateral" - Loan B Leasehold Properties, Loan B Leases, BK Units and related property acquired with the proceeds of Loan B or Net Proceeds of Loan B Collateral Dispositions, and all other property in which the Lender is granted security interest under the Loan B Collateral Documents.

                "Loan B Collateral Disposition" - Asset Dispositions of Loan B Collateral.

                "Loan B Collateral Documents" - the Loan B Security Agreement, the Loan B Leasehold Mortgages, the Assignments of Leases, the Assignments (Loan
B) and any financing statements or other documents executed in connection therewith.

                "Loan B Commitment" - as at any date, the commitment of the Lender to make Loan B Loans, not to exceed at any time the amounts set forth in
Section 2.1B for the applicable period of the Loan Commitment Period.

                "Loan B Leasehold Mortgages" - all leasehold mortgages or deeds of trust in form acceptable to the Lender, pursuant to which the Borrower or Carrols Realty II shall have granted or shall grant to the Lender a lien on and security interest in the Loan B Leasehold Properties.

                "Loan B Leasehold Properties" - all Leasehold Properties in which the Borrower holds or hereafter acquires a leasehold estate pursuant to the Loan B Leases.

                "Loan B Leases" - all Leases the acquisition of which are funded from proceeds of Loan B or Net Proceeds of Loan B Collateral Dispositions.

                "Loan B Note" The Loan B Promissory Note which evidences Loan
B to be executed and delivered by Borrower, substantially in the form of Exhibit 1.1(J).

                "Loan B Security Agreement" - the Security Agreement (Loan B) of even date with the Fourth Amendment from the Borrower to the Lender in the form attached hereto as Exhibit 1.1(K).

                "Loan Commitment Period" - the period commencing on the date hereof and ending on the Loan Commitment Termination Date.

                "Loan Commitment Termination Date" - the earlier to occur of (a) September 1, 2000 or (b) the date the Borrower's Liabilities and Borrower's Loan B Liabilities are paid in full, at which time the Revolving Loan Commitment and Loan B Commitment shall terminate.

                "New Acquisitions" - the twenty-two (22) BK Units described in Exhibit R which were acquired by the Company pursuant to the New Acquisition
      Purchase Agreements.

                "New Acquisitions Purchase Agreement (Kin)" - the Purchase and Sale Agreement among the Company, Kin Restaurants, Inc. and Michael Olander dated as of February 10, 1994.

                "New Acquisitions Purchase Agreement (Midon)" - the Purchase and Sale Agreement among the Company, Midon Restaurant Corp., Wolf Road Enterprises, Westmere Associates, Home Run Associates and M & D Developers dated as of May 31, 1994, and June 14, 1994.

                "New Acquisitions Purchase Agreement (Riva)" - the Purchase and Sale Agreement among the Company, Riva Development Corporation and John Riva dated as of April 18, 1994.

                "New Acquisitions Purchase Agreements" - the New Acquisitions Purchase Agreement (Kin), the New Acquisitions Purchase Agreement (Midon) and the New Acquisitions Purchase Agreement (Riva).

                "Note" - the Revolving Note and/or the Loan B Note.

                "Revolving Note" - the Replacement Revolving Promissory Note evidencing the Revolving Loan in the stated principal amount of $25,000,000, substantially in the form of Exhibit 1.1(E).

                "Unused Loan B Commitment" - as at any date, the difference between(i) the amount of the Loan B Commitment as in effect on such date and
(ii) the aggregate initial principal amount of all Loan B Loans advanced to Borrower during the term of this Agreement.

                "Working Capital" - for Borrower and its Subsidiaries on a consolidated basis: current assets, less current liabilities, less long term reserves and long term accrued liabilities, plus long term deferred tax assets, less long term deferred tax liabilities; excluding cash, Cash Equivalents, the principal balance of the Revolving Loan, and any amount due to, or due from, Affiliates.

           (b) Amended Defined Terms. The following defined terms and the meanings thereof set forth in subsection 1.1 of the Agreement are hereby amended and restated in their entirety and replaced with the following:

           "Charges" all national, federal, state, county, city, municipal or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation, Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Loan B Collateral, the Borrower's Liabilities, the Borrower's Loan B Liabilities or the business, ownership or use of any assets, income or gross receipts of the Borrower or any Subsidiary of the Borrower which is consolidated with the Borrower for tax purposes.

           "Commitments" the Revolving Loan Commitment, the Letter of Credit Commitment, and the Loan B Commitment each individually a "Commitment" and together, the "Commitments".

                 "Excluded Collateral"  (a) any automobiles owned by the
Company; and
(b) Units, Fee Properties and Leasehold Properties acquired by the Borrower after the Effective Date (including the Loan B Collateral), other than Units, Fee Properties and Leasehold Properties acquired with Net Proceeds of Collateral Dispositions; and (c) the assets or property of the Borrower listed on Exhibit
A hereof; provided that, if any asset or property listed on such Exhibit is a lease or other agreement in effect on the date hereof which restricts the right of the Borrower to assign or grant security interests therein without the prior consent of another Person, the Borrower shall use its best efforts in each case to obtain such consent and upon obtaining such consent after the Closing, such item shall cease to be Excluded Collateral and shall constitute Collateral and the Borrower shall grant to the Lender a lien and security interest therein in the manner contemplated by this Agreement.

           "Franchise Agreement(s)" - all Restaurant Franchise Agreements and Development Agreements which may be entered into from time to time between the Borrower and BKC, including, without limitation, the Franchise Agreements assigned to Borrower in connection with the Store Acquisitions and the New Acquisitions.

           "Loans" - all advances made by the Lender at any time and from time to time pursuant to the Agreement or any Other Agreement and specifically including any such advances made with respect to the Revolving Loan, Loan B and any Lender Letter of Credit, Letter of Credit Guaranty or Letter of Credit Obligation.

           "Other Agreements" - all agreements, instruments and documents, including without limitation, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, certificates and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of the Borrower or any shareholder, Parent, Subsidiary or Affiliate of the Borrower and delivered to the Lender by the Borrower including without limitation, the Notes, the Applications, the Loan B Collateral Documents, the Letter of Credit Guaranties, the Supplemental Documentation, those documents, instruments and agreements referred to in Section 10.1 hereof, and all other documents executed and delivered in connection herewith or therewith, and all amendments, modifications and supplements of or to all such documents.

           "Outstanding Amount" - at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding, plus (b) the aggregate amount of Lender Letters of Credit and Letter of Credit Guaranties then-issued, plus (c) the aggregate principal amount of all unreimbursed Letter of Credit Obligations.

           "Post-Default Rate" - in respect of any Loans, a rate per annum during the Default Period equal to 2% per annum in excess of the otherwise effective interest rate set forth in Section 2.7(a).

           (c) Deleted Defined Terms. The following defined terms and the meanings thereof set forth in Section 1.1 of the Agreement are hereby deleted from the Agreement in their entirety: "Borrower's Maximum Borrowings", "IRS Claim", "Revolving Loan Commitment Period" and "Revolving Loan Commitment
      Termination Date".  All references in the Agreement to the  "Revolving
Loan
Commitment Period" and the "Revolving Loan Commitment Termination Date" shall be deemed to be references to the "Loan Commitment Period" and the "Loan Commitment Termination Date" respectively.

     2. Amendment to Section 1.9. Section 1.9 of the Agreement is hereby amended by inserting the words "or Loan B Collateral" following the word "Collateral" in the eighth line of Section 1.9.

     3. Amendment to Article 2. Article 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

           Article 2  The Loans; the Lender's Compensation;
                      Repayment and Other General Terms

           Section 2.1A The Revolving Loan.

           (a) Revolving Loan Commitment. Subject to the terms of this Agreement and provided that no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, then exists or would be created thereby, the Lender hereby agrees, on the terms and subject to the conditions of this Agreement, during the Loan Commitment Period, to make Loans (individually, a "Revolving Loan" collectively, the "Revolving Loan") to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, an amount equal to $25,000,000, less the amount of the outstanding principal balance of Loan B in excess of $5,000,000 (the "Revolving Loan Commitment") (subject to reduction as set forth in Section 2.12).

           (b) Borrowing; Repayment. If the Outstanding Amount any time exceeds the applicable Revolving Loan Commitment set forth above, the Borrower shall repay the Revolving Loan as set forth in Section 2.11. Revolving Loans shall, subject to Sections 2.17 and 2.18 hereof and at the option of the Borrower, be either Prime Rate Loans or LIBOR Loans. Subject to the terms of this Agreement, the Borrower may borrow, repay, and reborrow Revolving Loans, by means of Prime Rate Loans or LIBOR Loans, up to the amount of the applicable Unused Revolving Loan Commitment during the Loan Commitment Period.

           Section 2.1B  Loan B.

           (a) Loan B Commitment. Subject to the terms of this Agreement and provided that no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, then exists or would be created thereby, the Lender hereby agrees, on the terms and subject to the conditions of this Agreement, during the Loan B Commitment Period, to make Loans (individually, a "Loan B Loan" collectively, "Loan B") to the Borrower in an aggregate principal amount up to, but not exceeding the Loan B Commitment set forth below for the following periods (subject to reduction as set forth in Section 2.12):

                            Period                           Loan B Commitment


           Date of Fourth Amendment - August 31, 1997  $10,000,000
           September 1, 1997 - November 30, 1997       $ 9,750,000
           December 1, 1997 - February 28, 1998        $ 9,500,000
           March 1, 1998 - May 31, 1998                $ 9,250,000
           June 1, 1998 - August 31, 1998              $ 9,000,000
           September 1, 1998 - November 30, 1998       $ 8,500,000
           December 1, 1998 - February 28, 1999        $ 8,000,000
           March 1, 1999 - May 31, 1999                $ 7,500,000
           June 1, 1999 - August 31, 1999              $ 7,000,000
           September 1, 1999 - November 30, 1999       $ 6,500,000
           December 1, 1999 - February 29, 2000        $ 6,000,000
           March 1, 2000 - May 31, 2000                $ 5,500,000
           June 1, 2000 - September 1, 2000            $ 5,000,000

provided, however, that no Loan B Loan shall be made to the extent that making such Loan B Loan would cause the Outstanding Amount plus the outstanding principal balance of Loan B, after giving effect to the Loan B Loan, to exceed $30,000,000.

           (b) Initial Loan B Amount. The first $5,000,000 of the Loan B Commitment ("Initial Loan B Amount") may be used by Borrower only to finance the New Acquisitions upon the following terms and conditions:

                (i) Any Loan B Loan in respect of New Acquisition Units is incurred within 270 days of the date of the acquisition of the New Acquisition Units;

                (ii) The Loan B Initial Amount may be borrowed by Borrower in three separate borrowings (each an "Initial Loan B Borrowing") in respect of the Group I New Acquisitions, the Group II New Acquisitions, and the Group III Acquisitions in the following amounts:

                                                       Amount

           Group I New Acquisitions                    $  650,000
           Group II New Acquisitions                   $  375,000
           Group III New Acquisitions                  $3,975,000

                (iii) The Borrower shall deliver to the Lender the documents set forth in Section C 8(v) of the Fourth Amendment in respect of each New Acquisitions Unit included in an Initial Loan B Borrowing and the Assignment (Loan B) pertaining to the New Acquisitions Purchase Agreement in respect of such New Acquisitions Units on or before the date of such Initial Loan B Borrowing, together with such other financing statements, mortgages, agreements and documents as Lender may require, in form and substance satisfactory to the Lender. Notwithstanding the foregoing, for any New Acquisition Unit located in the State of New York, instead of delivering the Leasehold Mortgage specified in Section 8(v)(C), Borrower may deliver an Assignment of Lease in respect of such New Acquisition Unit.

           (c)  Additional Loan B Amount.  The Borrower shall have no right to
      borrow any funds in excess of the Initial Loan B Amount (the "Additional
Loan B Amount") unless the Borrower borrows the full Initial Loan B Amount pursuant to the terms and conditions of Section 2.1B(b) above. The Additional Loan B Amount may be used by Borrower only to acquire additional BK Units pursuant to the terms of this Agreement.

           (d) Borrowing; Repayment. If the outstanding principal balance of Loan B at any time exceeds the applicable Loan B Commitment set forth above, the Borrower shall repay Loan B as set forth in Section 2.11. Loan B Loans shall, subject to Sections 2.17 and 2.18 hereof and at the option of the Borrower, be either Prime Rate Loans or LIBOR Loans. Amounts borrowed and repaid under Loan B may not be reborrowed; provided, however, that Net Proceeds of Loan B Collateral Dispositions may be reinvested in new Assets as provided in Section 9.2(a). The Borrower may borrow Loan B Loans, by means of Prime Rate Loans or LIBOR Loans, up to the amount of the applicable Unused Loan B Commitment during the Loan Commitment Period.

           Section 2.2 Letters of Credit and Guaranties.

           (a) Letter of Credit Commitment. Provided that no Event of Default or event which, with notice or lapse of time or both would constitute an Event of Default, then exists or would be created thereby, the Lender hereby agrees, on the terms and subject to the conditions of this Agreement, to issue Lender Letters of Credit or Letter of Credit Guaranties, upon the request of the Borrower as hereinafter provided, during the Loan Commitment Period, guaranteeing the repayment of Reimbursement Obligations up to, at any one time, an aggregate principal amount equal to, but not exceeding, the Letter of Credit Commitment as then in effect.

           (b) Conditions of Issuance of Letter of Credit or Guaranties. In addition to all other terms and conditions set forth in this Agreement, the issuance by Lender of any Lender Letter of Credit or Letter of Credit Guaranty shall be subject to the conditions precedent that the Lender Letter of Credit or the Letter of Credit or written contract for which Borrower requests a Letter of Credit Guaranty be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Lender. Each Lender Letter of Credit and each Letter of Credit Guaranty shall be in form and substance satisfactory to Lender. The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty (30) days before the Loan Commitment Termination Date. Each Letter of Credit Guaranty shall provide that the Guaranty terminates and all demands or claims for payment must be presented by a date certain, which date will be at least thirty (30) days before the Loan Commitment Termination Date.

           Section 2.3 Notices Relating to Loans; Letter of Credit Guaranties.

           (a) Loan Notices. The Borrower shall give the Lender written notice of each borrowing, conversion and payment of the Loans; provided, however, that the Borrower may give the Lender telephonic notice of borrowings and repayments of the Revolving Loan provided such notice is confirmed in writing no later than five days thereafter, and the Borrower shall also give the Lender written notice of the duration of each Interest Period applicable to each LIBOR Loan (in each case, a "Borrowing Notice"). Each such notice shall be irrevocable and shall
      be effective only if received by the Lender not later than 11:00 a.m.,
Chicago
time on the date which is:
                (i) in the case of each notice of borrowing or payment of, or conversion into, Prime Rate Loans, the proposed date of the related reduction, borrowing, payment or conversion; and

                (ii) in the case of each notice of borrowing or payment of, or conversion into, LIBOR Loans, or the duration of an Interest Period for LIBOR Loans, three London Business Days prior to the date of the related borrowing, payment, or conversion or the first day of such Interest Period.

                Each such notice of borrowing, conversion or payment shall specify the amount (subject to Section 2.1 hereof) and type of Loans to be borrowed, converted or paid, and the date of borrowing, conversion or payment (which shall be: (i) a Business Day in the case of each borrowing or payment of Prime Rate Loans, and (ii) a London Business Day in the case of each borrowing or payment of LIBOR Loans and each conversion of or into a LIBOR Loan).

           (b) Letter of Credit Notices. Each request by the Borrower for the issuance of a Lender Letter of Credit or a Letter of Credit Guaranty shall be accompanied by the Borrower's execution and delivery to the Lender of such documentation as it may request, together with copies of such documentation as may be required by the Letter of Credit Bank (all such documentation is herein referred to collectively as an "Application", or the "Applications") duly completed. In the event of any conflict between the provisions of this Agreement and the provisions of any Application, the provisions of this Agreement shall govern as between the Lender and the Borrower.

           Section 2.4 Disbursement of Loans.

           The Borrower hereby authorizes and directs the Lender to disburse, for and on behalf of the Borrower and for the Borrower's account, the proceeds of the Loans to such Person or Persons as an officer or director of the Borrower shall direct in writing.

           Section 2.5 Amounts and Types of Loans.

           (a) Minimum Advance. Each request for a Loan shall be in an amount at least equal to One Hundred Thousand Dollars ($100,000) and integral multiples thereof (subject to the borrowing limitations imposed by Section 2.1A and Section 2.1B hereof).

           (b) Type of Loan. All Loans comprising any single advance under any Commitment shall be the same type (whether Prime Rate Loans or LIBOR Loans), having, if LIBOR Loans, the same Interest Period. Subject to Sections 2.17 and
2.18 hereof, the Borrower may convert Loans of one type into Loans of another type as provided in Section 2.16 hereof.

           Section 2.6 Note, Loan Account and Statements.

           (a) Note. The Revolving Loan shall be evidenced by the Revolving Note and Loan B shall be evidenced by the Loan B Note. The Revolving Note shall be dated the date of this Agreement, shall be payable to the order of the
      Lender in the principal amount of the maximum Revolving Loan Commitment,
and
shall otherwise be duly completed. The Loan B Note shall be dated the date of the Fourth Amendment, shall be payable to the order of the Lender in the principal amount of the maximum Loan B Commitment and shall otherwise be duly completed.

           (b) Loan Account and Statements. Lender shall maintain a loan account (the "Loan Account") on its books and record: (a) all loans and payments made hereunder; (b) all payments made by Borrower; and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Borrower's Liabilities. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time.
Borrower promises to pay all Borrower's Liabilities as such amounts become due or are declared due pursuant to the terms of this Agreement. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Borrower's Liabilities in such manner as Lender may deem advisable notwithstanding any previous entry by Lender upon the Loan Account or any other books and records.

           The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligation to pay the Borrower's Liabilities. Not more than twenty
(20) days after the last day of each calendar month, Lender shall render to Borrower a statement setting forth the principal balance of the Loan Account and the calculation of interest due thereon. Each statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be presumed correct unless, within thirty (30) days after receipt of such statement, Borrower shall deliver to Lender its written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to Lender as set forth above, Lender's statement of the Loan Account shall be presumptive evidence against Borrower of the amount of the Borrower's Liabilities.

           Section 2.7 Interest.

           (a) Interest Rate. The Borrower shall pay interest on the unpaid principal amount of each Loan (including any unpaid Letter of Credit Obligation), other than Loan B Loans, for the period commencing on the date of such Loan until such Loan shall be paid in full at a rate per annum, (i) during such periods that such Loan is a Prime Rate Loan, equal to the Prime Rate plus 1.25%; and (ii) during such periods that such Loan is a LIBOR Loan, equal to the LIBO Rate plus 2.50%. The Borrower shall pay interest on the unpaid principal amount of each Loan B Loan for the period commencing on the date of such Loan until such Loan shall be paid in full at a rate per annum: (i) during such periods as such Loan is a Prime Rate Loan, equal to the Prime Rate plus 1.25%, and (ii) during such periods as such Loan is a LIBOR Loan, equal to the LIBO
      Rate plus 2.50%; provided, however, that at such time as the Outstanding
Amount
plus the outstanding principal balance of Loan B exceeds $25,000,000, the Borrower shall pay interest on that portion of the unpaid principal amount of Loan B in excess of $5,000,000 at a rate per annum, (i) during such periods as such Loan is a Prime Rate Loan, equal to the Prime Rate plus 2.25%, and (ii) during such periods as such Loan is LIBOR Loan, equal to the LIBO Rate plus 3.50%. Interest shall be calculated on the basis of days actually elapsed and a year shall be deemed to consist of 360 days. In no event shall interest charged hereunder exceed the maximum rate authorized by law.

           (b) Default Interest. Notwithstanding the foregoing, at the option of Lender after the occurrence of an Event of Default and for so long as such Event of Default continues (such period being called herein the "Default Period"), the Loans (including any Letter of Credit Obligation) and any other amount payable by the Borrower hereunder (to the extent permitted by law) shall bear interest until paid in full at the Post-Default Rate.

           (c) Payment of Interest. Except as provided in the next sentence, accrued interest on each Loan (including unpaid Letter of Credit Obligations) shall be payable (i) monthly in arrears on the first day of each calendar month, and with respect to any LIBOR Loan, on the last day of the Interest Period relating thereto, and (ii) upon the payment thereof or the conversion thereof into a Loan of another type (but only on the principal so paid or converted). Interest which is payable at the Post-Default Rate shall be payable from time to time on demand by the Lender, but in no event less often than monthly.

           Section 2.8 Fees.

           The Borrower shall pay to the Lender the following:

           (a) Unused Line Fee. Monthly, in arrears, an unused line fee (the "Unused Line Fee") equal to .50% per annum on the difference between the average daily borrowings outstanding under the Revolving Loan Commitment (including the average amounts of any outstanding Lender Letters of Credit or Letter of Credit Guaranties) and the applicable Revolving Loan Commitment, as in effect during such month.

           (b) Lender Letter of Credit and Letter of Credit Guaranty Fee. A fee in respect of each Lender Letter of Credit and Letter of Credit Guaranty (the "Letter of Credit Fee") for the period from and including the day of issuance to and including the date of expiration or termination thereof, which fee shall be equal to 2.0% per annum (based upon the actual number of days elapsed, with a year deemed to consist of 360-days) of the average daily amount of such Lender Letter of Credit or Letter of Credit Guaranty. The Letter of Credit Fee shall be paid monthly in advance on the date of issuance of such Lender Letter of Credit or Letter of Credit Guaranty and on the first day of each month thereafter; provided, however, that in the event any Lender Letter of Credit or Letter of Credit Guaranty shall expire by its terms prior to the last day of any month, the Borrower shall pay to the Lender on account of the Letter of Credit Fee for such Lender Letter of Credit or Letter of Credit Guaranty with respect to such final month, only such amount as shall reflect the number of days during such month that such Lender Letter of Credit or Letter of Credit Guaranty shall be potentially outstanding. In addition, the Borrower
      shall also pay or reimburse the Lender, immediately upon demand, for any fees
or expenses imposed by the Lender generally with respect to its issuance of letters of credit or of guaranties in connection with letters of credit or incurred by the Lender in connection with any Letter of Credit Guaranty, including, but not limited to, any fees payable or paid by the Lender to the Letter of Credit Bank on account of each reduction of the face amount of any Letter of Credit (all such fees to be collectively called "Administrative Fees").

           (c) Closing Fee. A closing fee (the "Closing Fee") in the amount of One Hundred Thousand Dollars ($100,000) payable on the Effective Date.

           (d) Loan B Closing Fee. A closing fee ("Loan B Closing Fee") in the amount of $50,000 payable on the date of the Fourth Amendment.

The Unused Line Fee, Letter of Credit Fee, Closing Fee, and Loan B Closing Fee are hereinafter sometimes referred to individually as a "Fee" and collectively as the "Fees".

           Section 2.9 Scheduled Repayment of Revolving Loan and Loan B.

           The Revolving Loan and Loan B shall be repaid in full on the Loan Commitment Termination Date.

           Section 2.10 Repayment of Letter of Credit Obligations.

           The Borrower shall reimburse the Lender for all amounts paid by the Lender with respect to any Lender Letter of Credit or Letter of Credit Guaranty (with respect to each Lender Letter of Credit or Letter of Credit Guaranty, a "Letter of Credit Obligation", and, collectively, the "Letter of Credit Obligations") immediately, and in no event later than 3:00 p.m. (Chicago time) on the date when paid, without presentment, demand or other formalities of any kind; provided, however, in the event of any payment made by the Lender after 3:00 p.m. (Chicago time), the Borrower shall have until noon (Chicago time) of the next Business Day to reimburse the Lender for such amount. From and after any payment with respect to a Lender Letter of Credit or Letter of Credit Guaranty, the Lender shall have the right to debit any account of the Borrower maintained at the Lender and to debit the Loan Account (by adding the amount due to the outstanding principal amount of the Revolving Loan), for payment of the Letter of Credit Obligation pertaining to such Lender Letter of Credit or Letter of Credit Guaranty.

           Section 2.11 Borrower's Maximum Borrowings.

           Notwithstanding anything to the contrary herein contained, the Outstanding Amount shall at no time exceed the then effective Revolving Loan Commitment, and the outstanding principal balance of Loan B shall at no time exceed the then effective Loan B Commitment. To the extent that the Outstanding Amount or outstanding principal balance of Loan B shall, at any time, exceed the then effective Revolving Loan Commitment or Loan B Commitment, respectively, the Borrower shall promptly repay the Revolving Loan or Loan B, as applicable, in an amount sufficient to bring the Outstanding Amount or the outstanding principal balance of Loan B, as applicable, below the applicable Commitment.
      Loan B shall continue to be secured by the Loan B Collateral and the other
Loans
shall continue to be secured by the Collateral at all times without regard to whether, at any time, the Outstanding Amount or the outstanding principal balance of Loan B shall exceed the applicable Commitment.

           Section 2.12 Prepayment.

           (a) Mandatory Prepayments From Net Proceeds of Collateral Dispositions. The Borrower will make mandatory prepayments of the Revolving Loan equal to 100% of Net Proceeds from Collateral Dispositions (other than Inventory or Accounts sold, liquidated or collected in the ordinary course of the Borrower's business) immediately upon receipt of such proceeds; provided, however, that the Borrower shall be permitted to retain 100% of Net Proceeds from Collateral Dispositions made in accordance with the provisions of subsection 9.2(a) hereof and which are reinvested in accordance therewith.

           (b) Mandatory Prepayments From Net Proceeds of Loan B Collateral Dispositions. The Borrower will make mandatory prepayments of Loan B equal to 100% of Net Proceeds from Loan B Collateral Dispositions (other than Inventory or Accounts sold, liquidated or collected in the ordinary course of the Borrower's business) immediately upon receipt of such proceeds; provided, however, that the Borrower shall be permitted to retain 100% of Net Proceeds from Loan B Collateral Dispositions made in accordance with the provisions of subsection 9.2(a) hereof and which are reinvested in accordance therewith.

           (c) Mandatory Prepayment From Equity Offerings. The Borrower will make mandatory prepayments of the Revolving Loan equal to 50% of the proceeds of the issuance of capital stock by Borrower (other than proceeds from the issuance of Borrower capital stock received before the Effective Date, proceeds from the issuance of Borrower capital stock to members of the management of Borrower, and equity contributions to any Subsidiary of Borrower or any of its Subsidiaries, and net of underwriting discounts and commissions, and other reasonable costs and fees associated therewith, all only to the extent permitted under this Agreement) promptly upon receipt of such proceeds.

           (d) Excess Cash Flow. Beginning with Fiscal Year 1998, within 100 days after the end of each Fiscal Year, Borrower shall make mandatory prepayments of Loan B equal to 50% percent of Excess Cash Flow for such Fiscal Year calculated on the basis of the audited financial statements for such Fiscal Year delivered to the Lender pursuant to Section 9.4(b). All such prepayments shall be applied in inverse order by maturity.

           (e) Change of Control. The Borrower shall give the Lender written notice of any Change of Control at least 30 days, and not more than 75 days, prior to the occurrence thereof, and in no event later than such notice shall be given to the holders of the Senior Notes, whereupon by written notice to the Borrower given no later than 15 days after receipt of the Borrower's Change of Control notice, the Lender shall have the right to require all, but not less than all, of the Loans to be prepaid on such date as shall be set forth therein.

           (f) Reduction of Commitment; Voluntary Prepayment; Premium. Both the Revolving Loan and Loan B may be voluntarily prepaid in full at the same time (but not separately and not in part) from time to time. All prepayments
      made by the Borrower hereunder shall be without premium or penalty.  The
Revolving Loan Commitment and each applicable Loan B Commitment set forth in
Section 2.1A and Section 2.1B shall be permanently reduced by the aggregate amount of all prepayments of the Revolving Loan and Loan B, respectively, made pursuant to this Section 2.12.

           Section 2.13 Place and Manner of Payment.

           All payments to the Lender on the Loans shall be payable by federal wire transfer to such account or accounts as the Lender may designate in writing to the Borrower. The Borrower hereby authorizes the Lender, at the Lender's option, to charge the Borrower for any payments including, without limitation, principal, interest, costs, fees, expenses, and Letter of Credit Obligations as and when due by adding the same to the outstanding principal amount of the Revolving Loan.

           Section 2.14 Use of Proceeds.

           The Borrower warrants and represents to, and covenants with, the Lender that the Borrower shall use the proceeds of the Revolving Loan for any corporate purposes of the Borrower, as permitted hereunder, including, without limitation, the repayment of any Letter of Credit Obligations, and that the Borrower shall use the proceeds of Loan B to finance the acquisition of the New Acquisitions and for the acquisition or construction of additional BK Units as permitted hereunder.

           Section 2.15 Receipt of Loan or Advance,
                        Issuance of Letter of Credit Guaranty
                        Warranty of No Default.

           Each Loan or advance made by the Lender to the Borrower, or the issuance for the account of the Borrower of any Lender Letter of Credit or Letter of Credit Guaranty pursuant to this Agreement or any of the Other Agreements, shall constitute an automatic warranty and representation by the Borrower to the Lender that there does not then exist an Event of Default which has not been cured within the applicable cure period or waived by the Lender, or any event or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

           Section 2.16 Conversions of Loans.

           The Borrower shall have the right to convert Prime Rate Loans into LIBOR Loans and LIBOR Loans into Prime Rate Loans from time to time, provided that: (a) the Borrower shall give the Lender notice of each such conversion as provided in Section 2.3 hereof; (b) LIBOR Loans may be converted only on the last day of an Interest Period for such Loans; and (c) except as required by Sections 2.17 or 2.18 hereof, no Prime Rate Loan may be converted into a LIBOR Loan if on the proposed date of conversion an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default shall exist hereunder.

           Section 2.17 Limitation on Types of Loans.

           (a)  LIBOR Loans.  Anything herein to the contrary notwithstanding,
      if, on or prior to the determination of an interest rate for any LIBOR
Loans for
any Interest Period therefore, the Lender determines (which determination shall be conclusive):

                (i) by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

                (ii) by reason of forces not within the control of the Lender or its Affiliates, which forces are generally applicable to LIBOR lenders of the Lender's type or class, the rates of interest upon which the rate of interest on any Loan for such period is determined, do not accurately reflect the actual cost to the Lender of making or maintaining such Loans for such period, then the Lender shall give the Borrower notice thereof (and shall thereafter give the Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lender shall be under no obligation to make Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type either prepay such Loans or convert such Loans into Loans of another type in accordance with Section 2.16 hereof.

           (b) Event of Default. Anything herein to the contrary notwithstanding, in no event shall the Borrower be entitled to borrow a LIBOR Loan if an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default, shall exist hereunder or be caused thereby.

           Section 2.18 Illegality.

           Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for the Lender to: (a) honor its obligation to make LIBOR Loans hereunder, or (b) maintain LIBOR Loans hereunder, then the Lender shall promptly notify the Borrower thereof, describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower of the cessation, if any, of such illegality), and the Lender's obligation to make LIBOR Loans and to convert Prime Rate Loans into LIBOR Loans hereunder shall, upon written notice given by the Lender to the Borrower, be suspended until such time as the Lender may again make and maintain LIBOR Loans and the outstanding LIBOR Loans shall be converted into Prime Rate Loans.

           Section 2.19 The Lender's Out-of-Pocket Expenses.

           Upon demand by the Lender therefor, the Borrower shall reimburse the Lender for all reasonable costs, fees and expenses incurred by the Lender or for which the Lender becomes obligated, in connection with the negotiation, preparation, execution and delivery, ongoing administration, amendments, modifications, waivers and enforcement of this Agreement and the Other Agreements, including, but not limited to auditors', appraisers' and attorneys' fees, costs and expenses, search fees, appraisal fees, costs and expenses, title
      insurance policy fees, costs and expenses, filing fees, the Lender's costs
and
expenses of defending its right to the Collateral and Loan B Collateral and all taxes (other than taxes payable on the Lender's income) payable in connection with this Agreement or the Other Agreements. All such amounts not paid when due shall bear interest at the Post-Default Rate.

           Section 2.20 Funding Losses.

           In the event that the Borrower fails to borrow any LIBOR Loan after having given a Borrowing Notice with respect to such LIBOR Loan, or makes any principal payment on any LIBOR Loan on a date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the Lender, within fifteen (15) days after demand thereof or by the Lender, for any resulting loss or expense incurred by the Lender, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties acquired or arranged to fund such Loan.

     4. Amendment to Section 5.1(a). Section 5.1(a) is hereby amended by inserting the words "the Loan B Liabilities," following the words "other than" in the third line of Section 5.1(a).

     5. Amendment to Sections 5.1(b) and (c). Sections 5.1(b) and (c) are hereby amended by inserting the words "other than the Loan B Liabilities" following the word "Liabilities" in the second line of each of Section 5.1(b) and Section 5.1(c).

     6. Addition of Section 5.1(d). The following Section 5.1(d) is added to the Agreement:

           (d) The payment and performance of the Loan B Liabilities shall be secured by the Loan B Collateral pursuant to the Loan B Collateral Documents. The Company covenants that it shall execute and deliver to the Lender, Mortgages or Assignments of Leases as required under this Agreement in respect of all Leasehold Properties in which it has or may acquire any interest which is acquired from proceeds of Loan B or from the Net Proceeds of Loan B Collateral Dispositions.

     7. Amendment to Section 5.2(a). Section 5.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

           (a) Liens. The Borrower acknowledges and confirms that the liens and security interests granted to the Lender pursuant to Section 5.1 hereof secure, and such other security documents as may be executed and delivered by the Borrower pursuant thereto, shall secure, without limitation, all Indebtedness, liabilities and obligations of the Borrower to the Lender under the Agreement , as amended and restated hereby, other than the Loan B Liabilities, and that the terms "Borrower's Liabilities", "obligations", "debt", and "indebtedness" as used herein or in such security documents (other than the Loan B Collateral Documents) (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of the Borrower to the Lender) include, without limitation, the Indebtedness, liabilities and obligations of the Borrower under the Revolving Note, this Agreement and the Other Agreements (other than the Loan B Collateral Documents). The Other
      Agreements are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except as is amended and/or restated in connection with this Agreement.

     8. Amendment to Section 5.2(c). Section 5.2(c) of the Agreement is hereby amended by inserting the parenthetical "(other than Loan B Collateral)" after the words "Excluded Collateral" in the eighth line of Section 5.2(c).

     9. Amendment to Section 7.2. Section 7.2 of the Agreement is hereby amended by inserting a comma and the words "proceeds of Loan B or Net Proceeds of Loan B Collateral Dispositions" after the words "Collateral Dispositions" in the fourth line of the first paragraph of Section 7.2, and after the words "Collateral Dispositions" in the second line of the second paragraph of Section 7.2.

     10. Amendment to Section 8.1. Section 8.1(a) of the Agreement is hereby amended as follows:

           (a) By inserting the words "and Loan B Collateral" after the word "Collateral" in the second line of Section 8.1(a);

           (b) By restating the last sentence of Section 8.1(a) to read as follows:

                      "Any and all proceeds from such insurance policies in respect of the Collateral may be applied, at the Lender's option to the prepayment of the Revolving Loan with a corresponding permanent reduction in the Revolving Loan Commitment".

           and

           (c)  By adding the following sentence to the end of Section 8.1 (a):

                      "Any and all proceeds from such insurance policies in respect of the Loan B Collateral may be applied, at the Lender's option to the prepayment of the Loan B with a corresponding permanentreduction in the Loan B Commitment".

     11. Amendment to Section 9.1(j). Section 9.1(j) is hereby amended by inserting the words "and Loan B Collateral" at the end of Section 9.1(j).

     12. Amendment to Section 9.1(m). Section 9.1(m) is hereby amended by inserting the words "or Loan B Collateral" after the words "Collateral" in the fifth and last lines of Section 9.1(m).

     13. Amendment to Section 9.2(a). Section 9.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

           (a) Asset Dispositions. Make any Asset Disposition; provided, however, that the foregoing shall not prohibit:

                (i)   collection of Accounts and sales of Inventory in the
                 ordinary course of business, or sales of the automobiles which constitute part of the Excluded Collateral;

                (ii)  Asset Dispositions meeting the following conditions:

                      (A) The consideration for such disposition is at least equal to the fair market value of the Assets disposed of (as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors, other than for (i) Equipment or Inventory sold in the ordinary course of Borrower's business consistent with past practices of Borrower, or (ii) Units sold in any year for aggregate consideration for all Units sold in such year not exceeding $1,500,000, and sold in the ordinary course of Borrower's business consistent with past practices of Borrower);

                      (B) The Net Proceeds received in respect of such Asset Disposition of Loan B Collateral consists of 100% cash, and the Net Proceeds in respect of any other such Asset Disposition consists of at least 90% cash; provided, however, that the Borrower may sell Units which are not Loan B Collateral for aggregate consideration not exceeding $1,500,000 in any fiscal year without regard to the 90% cash test set forth in this clause (B) so long as no more than $3,000,000 of non-cash consideration with respect to all such dispositions is outstanding;

                      (C) The Available Net Proceeds of the Asset Disposition which is a Collateral Disposition or Loan B Collateral Disposition are reinvestedin new Assets within 270 days from the date of the Asset Disposition, or, if not so reinvested, 100% of the Available Net Proceeds of the Assets Disposition shall be applied to the mandatory prepayment of the Loans as set forth in Section 2.12(a) or (b) hereof; provided, however, if at any time any non-cash consideration received in respect of an Asset Disposition is converted into or sold or otherwise disposed of for cash, then such cash shall constitute Available Net Proceeds for purposes of this provision and shall be applied in accordance with this paragraph within 30 days of the receipt of such cash. If the Borrower or any of its Subsidiaries retains or holds any equity interest in the entity to which the Assets constituting Collateral or Loan B Collateral are sold, Borrower will grant Lender a security interest in the Borrower's or its Subsidiary's interest in such entity to the extent not prohibited by the Franchise Agreement relating to such Assets (if any). The receipt of all proceeds of insurance paid on account of the loss of or damage to any Collateral or Loan B Collateral and awards of compensation for any Collateral or Loan B Collateral taken by condemnation or eminent domain shall constitute Available Net Proceeds;

                      (D)  If the aggregate amount of Available Net Proceeds
                      from Collateral Dispositions and Loan B Collateral
Dispositions
                which may be reinvested but is not yet reinvested at any time exceeds One Million Dollars ($1,000,000), the Borrower shall deposit all Available Net Proceeds from Collateral Dispositions and Loan B Collateral Dispositions in excess of such amount, immediately upon receipt, into an escrow account with the Lender ("Escrow Account") until completion of the reinvestment thereof as set forth in this Section 9.2(a), or, if not reinvested within 270 days of receipt of such Available Net Proceeds, applied in prepayment of the Revolving Loan or Loan B, as applicable, pursuant to Section 2.12(a) or (b). The Lender shall not be required to release funds from the Escrow Account except upon written instruction from the Borrower with supporting documentation reasonably satisfactory to the Lender evidencing that the expenses incurred in connection with the reinvestment have become due and payable. Funds in the Escrow Account shall accrue interest at a rate per annum equal to 1/2% per annum less than the lowest interest rate which the Borrower is paying to the Lender pursuant to Section 2.7 hereof and at the times and in the manner specified therein. Funds in the Escrow Account shall not be applied by the Lender to the repayment of the Borrower's Liabilities or be subject to the Lender's right of set-off, unless an Event of Default hereunder has occurred and is continuing;

                      (E) If Available Net Proceeds from Collateral Dispositions or Loan B Collateral Dispositions are reinvested pursuant to paragraph (C) above, Borrower shall deliver to Lender concurrently with such reinvestment such documents, agreements, consents and approvals as Lender may reasonably request in order to create and perfect its security interest in the replacement Assets;

                      (F) If the Asset Disposition consists of Equipment, the Net Proceeds of such Equipment, if reinvested, shall be reinvested in other Equipment of the same or higher value;

                      (G) If the Asset Disposition is a Sale/Leaseback Transaction, the following conditions are met:

                           (1) The Borrower would be entitled to incur Indebtedness in an amount equal to Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to subsection 9.2(k)(v);

                           (2) concurrently with the consummation of any Sale/Leaseback Transaction for a Unit owned by Borrower which is included in Collateral or Loan B Collateral, the Lender shall have received such documents, agreements, consents and approvals as it may have reasonably requested in order to create and perfect its security interest in the leasehold interest to be created thereby;

                                 (3)   not more than five (5) Fee Properties may
be
                      included in any such single Sale/Leaseback Transaction;
                      and

                           (4) the Borrower shall have given the Lender at least 30 days prior written notice of such Sale/Leaseback Transaction, which notice shall include information concerning the reinvestment of such Net Proceeds in New Units if such reinvestment is elected by the Borrower and permitted hereunder;

                      (H) If the Asset Disposition consists of Units constituting Collateral or Loan B Collateral (other than by a Sale/Leaseback Transaction), the Borrower shall have given the Lender at least 30 days' prior written notice of an Asset Disposition which is a sale, which notice shall include information concerning the reinvestment of such Net Proceeds if such reinvestment is elected by the Borrower and permitted hereunder;

                      (I) Notwithstanding the foregoing paragraphs (A)-(H), Borrower shall not make Collateral Dispositions and/or Loan B Collateral Dispositions with an aggregate value in excess of $15,000,000 without the prior written consent of Lender;

                      (J) Assets Dispositions of Assets which are not Collateral or Loan B Collateral shall comply with all applicable terms of the Indenture;

                      (K) Subject to the conditions of this subsection 9.2(a), the Borrower may sell the Units set forth on Exhibit Q, and the Lender shall release its security interest in such Units and its Leasehold Mortgages associated with such Units; provided that the Borrower delivers to Lender the executed Note Pledge Agreement, the Jan-Geo Note endorsed to Lender, a certified copy of the Jan-Geo Company partnership agreement, a certified copy of the Jan-Geo partnership certificate duly filed with the appropriate governmental authority and such other documents as Lender may reasonably request; and

                (iii) the transfer of the Assets set forth on Exhibit O by Borrower to the Real Estate Subsidiary.

     14. Amendment to Section 9.2(g). Section 9.2(g)(iv) of the Agreement is amended and restated in its entirety to read as follows:

                (iv) regularly scheduled interest payments on the Senior Notes and repurchases of up to an aggregate $2,000,000 in principal amount of the Senior Notes from Revolving Loan borrowings; provided that the following conditions are met:

                      (a) Each repurchase of Senior Notes is at a discount to par of at least 2%;

                      (b) After giving effect to the repurchase, the Revolving Loan Commitment shall exceed the Outstanding Amount by the following amount, during the following periods:

                      Period                                Amount

                      August 16, 1994 - February 15, 1995   $2,000,000
                      February 16, 1995 - August 15, 1995   $2,500,000
                      August 16, 1995 and thereafter        $3,000,000

                      (c) After giving effect to the Revolving Loan advance, No Event of Default or event which with the passage of time or notice or both would become an Event of Default shall have occurred and be continuing;

                      (d)  The following proforma ratios are met:

                           (1) the Pro Forma Fixed Charge Coverage Ratio is at least 1.10:1 for the Reference Period;

                           (2) the Pro Forma Leverage Ratio is less than 5.5:1 through December 31, 1994, less than 5.25:1 from January 1, 1995 through December 31, 1995 and less than 5.0:1 thereafter, for the Reference Period; and

                           (3) the pro forma ratios set forth in clauses (1) and (2) above shall be determined on the date of the Revolving Loan advance as shown on the pro forma income statement of Borrower and its Subsidiaries, and for purposes of calculating said ratios, pro forma Total Indebtedness shall include all Indebtedness owed by Borrower, including Indebtedness under the Senior Notes, the Revolving Loan and Loan B at the average of the highest outstanding principal balance of such loans on any day during each Fiscal Quarter within the Reference Period, and shall include all financed Growth Capital Expenditures with respect to any acquisition of Units or construction of Units in progress. The ratios shall be determined after giving effect to (w) the repurchase of the Senior Notes, (x) the incurrence of the Revolving Loan advance, (y) the incurrence and retirement of any other Indebtedness of Borrower and its Subsidiaries since the first day of the Reference Period as if such Indebtedness were issued or retired at the beginning of the Reference Period, and (z) the acquisition or disposition of any Units by the Company or its Subsidiaries since the first day of the Reference Period, including any acquisition or disposition which will be contemporaneous with the incurrence of such Revolving Loan advance, as if the acquisition or disposition occurred at the beginning of the Reference Period.

     15.   Amendment to Section 9.2(h).  Section 9.2(h) is hereby amended by
      inserting the words "or Borrower's Loan B Liabilities" after the words
"Borrower's Liabilities" in the fifth line of Section 9.2(b).

     16. Amendment to Section 9.2(k). (a) Section 9.2(k)(v)(C)(2) is hereby amended to read as follows:

           (2) The Pro Forma Leverage Ratio is less than 5.5:1 through December 31, 1994, less than 5.25:1 from January 1, 1995, through December 31, 1995,and less than 5.0:1, for the Reference Period;

           (b) The following subsection (xiii) is hereby added to Section 9.2(k) of the Agreement:

          (xiii) Indebtedness under Capital Leases and for the acquisition of the additional BK Units, together with Equipment and Leasehold Properties associated with such BK Units, including Indebtedness incurred in connection with Sale/Leaseback Transactions involving existing BK Units or Fee Properties associated therewith, from proceeds of the Additional Loan B Amount, to the extent otherwise permitted under Section 2.1B and the other provisions of this Agreement; provided that the following conditions are met:

                      (A) the Loan B Loan shall not exceed 70% of the purchase price (or construction cost) of such Equipment or Units; provided, however, that Loan B Loans in respect of Capital Leases and Sale/Leaseback transactions may be in an amount up to 100% of the purchase price of the applicable Asset;

                      (B) the Loan B Loan is incurred within 270 days of the acquisition;

                      (C)  the following proforma ratios are met:

                           (1) the Pro Forma Fixed Charge Coverage Ratio is at least 1.10:1 for the Reference Period; and

                           (2) the Pro Forma Leverage Ratio is less than 5.5:1 through December 31, 1994, less than 5.25:1 from January 1, 1995 through December 31, 1995 and less than 5.0:1 thereafter, for the Reference Period;

                           (3) the pro forma ratios set forth in clauses (1) and (2) above shall be determined on the date of the Loan B Loan as shown on the pro forma income statement of Borrower and its Subsidiaries, and for purposes of calculating said ratios, all Growth Capital Expenditures in respect of the New Units shall be considered as part of the purchase price for said New Units. The ratios shall be determined after giving effect to (x) the incurrence of the Loan B Loan, (y) the incurrence and retirement of any other Indebtedness of Borrower and its Subsidiaries since the first day of the Reference Period as if such Indebtedness were issued or retired at the beginning of the Reference Period, and (z) the acquisition
                            or disposition of any Units by the Company or its

                      Subsidiaries since the first day of the Reference Period, including any acquisition or disposition which will be contemporaneous with the incurrence of such Loan B Loan, as if the acquisition or disposition occurred at the beginning of the Reference Period.

           (c) The last sentence of Section 9.2(k) of the Agreement is amended to read as follows:

           Notwithstanding the foregoing paragraphs (i) - (xiii), Borrower shall not permit any Non-Recourse Subsidiary to incur Indebtedness other than Non-Recourse Indebtedness.

     17. Amendment to Section 9.2(m)(v) and (vi). Sections 9.2(m)(v) and (vi) are hereby amended and restated in their entirety to read as follows:

             (v) If the Unit or Units are purchased with the proceeds of Loan B, with Net Proceeds of Loan B Collateral Dispositions or Net Proceeds of Collateral Dispositions, the Unit or Units must be a BK Unit or BK Units, and the Borrower shall grant to the Lender a perfected first priority lien and security interest in such acquired BK Unit or BK Units, including the Franchise Agreements, real estate, fixtures, equipment and other assets acquired in connection therewith (subject only to such liens existing on the date of acquisition thereof as may be permitted by the Agreement), and shall execute and deliver such mortgages, financing statements and other agreements or documents, and take such other actions as the Lender may require to perfect and protect such liens and security interests. The purchase of a Unit or Units with Net Proceeds of Collateral Dispositions or Net Proceeds of Loan B Collateral Dispositions shall not be deemed to be new borrowings hereunder, but shall be deemed to be a substitution of Collateral; and

            (vi) If any portion of the purchase price for the acquisition of any Unit is derived from borrowed funds from any source other than the Revolving Loan or Loan B, the Borrower shall satisfy the conditions of subsection 9.2(k)(v). If any portion of the purchase price (including any portion of such amount constituting Growth Capital Expenditures) for the acquisition of any Unit is derived from the Revolving Loan, the Borrower shall satisfy the conditions of subsection 9.2(k)(xii), if applicable. If any portion of the purchase price (including any portion of such amount constituting Growth Capital Expenditures) for the acquisition of any BK Unit is derived from the Loan B, the Borrower shall satisfy the conditions of subsection 9.2(k)(xiii).

     18.   Amendment to Sections 9.2(n)(iv) and (v).  Sections 9.2(n)(iv) and
(v) are hereby amended and restated in their entirety to read as follows:

            (iv) If the Unit or Units are constructed with the Net Proceeds of Collateral Dispositions, Loan B Proceeds or Loan B Collateral Dispositions, the Unit or Units must be a BK Unit or BK Units, and the Borrower shall grant to the Lender a perfected first priority lien and security interest in such BK Unit or BK Units, including the Franchise
           Agreements, real estate, fixtures, equipment and other assets acquired in
     connection therewith (subject only to such liens existing on the date of acquisition thereof as may be permitted by the Agreement), and shall execute and deliver such mortgages, financing statements and other agreements or documents, and take such other actions as the Lender may require to perfect and protect such liens and security interests. The construction of a Unit or Units with Net proceeds of Collateral Dispositions or Net Proceeds of Loan B Collateral Dispositions shall not be deemed to be new borrowings hereunder, but shall be deemed to be a substitution of Collateral; and

             (v) if funds for the construction of any Unit are derived from borrowed funds from any source other than the Revolving Loan or Loan B, the Borrower shall satisfy the conditions of subsection 9.2(k)(v). If funds for the construction of any Unit are derived from the Revolving Loan, the Borrower shall satisfy the conditions of subsection 9.2(k)(xii), if applicable. If funds for the construction of any BK Unit are derived from Loan B, the Borrower shall satisfy the conditions of subsection
     9.2(k)(xiii).

     19. Amendment to Section 9.6. Section 9.6 is hereby amended by inserting the words "and Borrower's Loan B Liabilities" after the words "Borrower's Liabilities" in the second line of Section 9.6.

     20. Amendment to Section 11.1(e). Section 11.1(e) is hereby amended by inserting the words "or Loan B Collateral" after the word "Collateral" in the first line of Section 11.1(e).

     21. Amendment to Section 11.2 through Section 11.11. Section 11.2 through and including Section 11.11 are hereby amended and restated in their entirety to read as follows:

           Section 11.2    Acceleration.

           Upon an Event of Default, without notice by the Lender to or demand by the Lender of the Borrower, the Borrower's Liabilities and the Borrower's Loan B Liabilities shall be due and payable, forthwith, and the Commitments shall thereupon terminate. Upon an Event of Default, the Lender may give notice thereof to the Borrower, but no failure to give such notice shall affect the rights and liabilities of the parties pursuant to this Agreement.

           Section 11.3    Remedies of the Lender Generally.

           Upon an Event of Default that has occurred and continues to be uncured, the Lender, in its sole and absolute discretion, may: (a) exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral, Loan B Collateral or the books and records of the Borrower related thereto is or may be located, and without charge or liability to the Lender therefor seize
                 and remove the Collateral and the Loan B Collateral (and copies of
           the Borrower's books and records in any way relating to the Collateral and Loan B Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Collateral and Loan B Collateral; (c) sell or otherwise dispose of the Collateral and Loan B Collateral at public or private sale for cash or credit, provided; however, that the Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by the Lender; and (d) exercise any other right or remedy granted to it under this Agreement or any of the Other Agreements. All of the Lender's rights and remedies under this Agreement and all Other Agreements are cumulative and nonexclusive.

           Section 11.4    Availability of Collateral and the Loan B Collateral.


           Upon the occurrence and continuance of an Event of Default, the Borrower, immediately upon demand by the Lender, shall assemble the Collateral and the Loan B Collateral and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient to the Lender and the Borrower. The Borrower recognizes that in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to the Lender, and the Borrower agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

           Section 11.5 Notice of Disposition of Collateral and the Loan B Collateral.

           Any notice required to be given by the Lender of a sale, lease, other disposition of the Collateral and Loan B Collateral or any other intended action by the Lender, deposited in the United States mail, postage prepaid and duly addressed to the Borrower at its principal place of business specified at the beginning of this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to the Borrower thereof.

           Section 11.6    Collection.

           Upon an Event of Default, the Borrower shall receive and hold, as the sole and exclusive property of the Lender and as trustee for the Lender, all monies, checks, notes, drafts and all other payment for and/or proceeds of Collateral and the Loan B Collateral which come into the possession or under the control of the Borrower (or any of its shareholders, directors, officers, employees, agents or those Persons acting for or in concert with the Borrower) and immediately upon receipt thereof, the Borrower shall remit the same (or cause the same to be remitted), in kind, to the Lender (at the Lender's place of business designated at the beginning of this Agreement) or to any
                 agent or agents (at its or their designated address or
addresses)
           appointed by the Lender for that purpose. The Lender shall have the right at any time and from time to time thereafter, in its sole and absolute discretion, without notice thereof to the Borrower: (a) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts in the name of the Lender and the Borrower; and (b) to take control, in any manner, of any item of payment or proceeds referred to above. The Lender, if an Event of Default has occurred and is continuing, in its sole and absolute discretion, may endorse the Borrower's name to any of the items of payment or proceeds described above which come into the Lender's possession or under the Lender's control and, pursuant to the provisions of this Agreement, the Lender shall apply the same to and on account of the Borrower's Liabilities or Borrower Loan B Liabilities, as applicable. For the purposes of this Section, the Borrower, irrevocably, hereby makes, constitutes and appoints the Lender (and all persons designated by the Lender for that purpose) as the Borrower's true and lawful attorney (and agent-in-fact) to endorse the Borrower's name to said items of payment and/or proceeds.

           Section 11.7    The Lender's Rights with Respect to Accounts.

           Upon the occurrence and continuance of an Event of Default, the Borrower, irrevocably, hereby designates, makes, constitutes and appoints the Lender (and all persons designated by the Lender) as the Borrower's true and lawful attorney (and agent-in-fact), with power, without notice to the Borrower and at such time or times thereafter as the Lender, in its sole and absolute discretion, may determine, in the Borrower's or the Lender's name: (a) to demand payment of the Accounts; (b) to enforce payment of the Accounts by legal proceedings or otherwise; (c) to exercise all of the Borrower's rights and remedies with respect to the collection of the Accounts; (d) to settle, adjust, compromise, extend or renew the Accounts; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) to sell or assign the Accounts upon such terms, for such amounts and at such time or times as the Lender deems advisable;
           (g) to discharge and release the Accounts; (h) to take control, in any manner, of any item of payment or proceeds; (i) to prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or similar document against any Obligor described in Section 11.6; (j) to prepare, file and sign the Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; (k) to do all acts and things necessary, in the Lender's sole discretion, to fulfill the Borrower's obligations under this Agreement; (l) to endorse the name of the Borrower upon any of the items of payment or proceeds described in Section 11.6 and to deposit the same to the account of the Lender to and on account of the Borrower's Liabilities; (m) to endorse the name of the Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts; and (n) to sign the name of the Borrower to verifications of the Accounts and notices thereof to obligors. All costs (including, but not limited to, any amounts the Lender pays to any
                 third-party pursuant to any licensing, patent, royalty,
trademark,
           tradename or copyright agreement and any expenses incurred by the Lender in connection therewith) expenses and fees (including, but not limited to, attorneys' fees) incurred by the Lender (or for which the Lender becomes obligated to pay) in connection with the foregoing shall be paid by the Borrower to the Lender.

           Section 11.8    Adjournment of Sale of Collateral and Loan B
                           Collateral.

           Upon the occurrence and continuance of an Event of Default, the Borrower agrees that the Lender may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral or Loan
           B Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. The Borrower agrees that the Lender has no obligation to preserve rights against prior parties to the Collateral or Loan B Collateral.

           Section 11.9    Costs and Expenses of Enforcement.

           If at any time or times on or after an Event of Default the Lender employs counsel for advice or other representation (a) with respect to the Collateral, Loan B Collateral, this Agreement or the Other Agreements; (b) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Lender, the Borrower or any other Person) in any way or respect relating to the Collateral, Loan B Collateral, this Agreement, the Other Agreements or the Borrower's affairs; (c) to enforce any rights of the Lender against the Borrower or any other Person which may be obligated to the Lender by virtue of this Agreement or the Other Agreements, including, without limitation, the Obligors; (d) to protect, collect, sell, liquidate or otherwise dispose of the Collateral or Loan B Collateral; and/or (e) to attempt to or to enforce the Lender's security interest in the Collateral or Loan B Collateral, the reasonable attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of the Lender in any way or respect arising in connection with or relating to any of the events described in this Section shall be paid by the Borrower to the Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: (a) accountant's fees, costs and expenses; (b) court costs and expenses;
           (c) court reporter fees, costs and expenses; (d) long distance telephone charges; (e) telegram charges; (f) expenses for travel, lodging and food; and (g) expense incurred in fulfilling, in whole or in part, any order of any Obligor from which an Account has arisen or will arise.

           Section 11.10   The Lender's Remedies Prior to Event of Default.

                 Upon the occurrence of any of the events described in Section
11.1
           above, notwithstanding the Borrower's right to cure the same before it becomes an Event of Default, the Lender, if it determines that the Collateral or Loan B Collateral or the payment of the Borrower's Liabilities or Borrower's Loan B Liabilities is jeopardized, may enforce such of its rights and remedies under this Article as the Lender deems necessary or proper.

           Section 11.11 BKC Consent. Without limiting in any way any of the Lender's rights and remedies with respect to the Collateral or Loan
           B Collateral, the Lender acknowledges that the BKC Consent may restrict the Lender's right to dispose of and generally to deal with the Collateral or Loan B Collateral. The Lender hereby agrees, for the benefit of BKC only and no other Person (including the Borrower), that it will comply with the terms and provisions of the BKC Consent.

B.   REPRESENTATIONS AND WARRANTIES.

     The Borrower represents, warrants, covenants and agrees that as of the date of this Fourth Amendment, after giving effect to the consummation of the transactions contemplated by this Fourth Amendment:

     1. Authority. The Borrower has full power, authority and legal right to enter into this Fourth Amendment and the other documents executed in connection therewith ("Amendment Documents"). The execution, delivery and performance by the Borrower of the Amendment Documents: (a) have been duly authorized by all necessary action on the part of each of the Borrower; (b) do not and will not, by lapse of time, the giving of notice or otherwise, contravene the terms of the Borrower's Certificate of Incorporation or Bylaws or of any indenture, agreement or undertaking to which either of them is a party or are bound; (c) do not and will not require any governmental consent, registration or approval; (d) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any material contractual or governmental restriction to which the Borrower is subject; and (e) do not and will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Borrower.

     2. Binding Effect. The Amendment Documents have been duly executed and delivered by the Borrower and are the legal, valid and binding obligation of the Borrower and are enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

     3. Loan Agreement Representations and Warranties. The warranties and representations of Borrower contained in the Agreement and the Other Documents are true and correct as of the date of this Fourth Amendment, with the same effect as though made on such date, except to the extent that such representations or warranties expressly relate solely to an earlier date, in which case such representations or warranties were true and correct on and as of such earlier date.

     4.  Schedules.  The revised Exhibits and Schedules to the Agreement
      attached to this Fourth Amendment are true and correct as of the date of this
Amendment. Except to the extent that revised Schedules are attached to this Fourth Amendment, the Schedules attached to the Agreement are true and correct as of the date of this Fourth Amendment.

     5. Environmental Compliance. Borrower has no knowledge of or any reason to believe that any of the representations and warranties of the sellers under the New Acquisition Agreements concerning compliance with Environmental Laws are untrue or contain any material misstatement.

     6. No Adverse Change. There has been no material adverse change in the assets, liabilities or financial condition of Borrower since December 31, 1993.

C.   CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDMENT

     The obligation of Lender to make Loan B Loans, and the effectiveness of this Fourth Amendment are subject to satisfaction of each of the following conditions precedent:

     1. Representations and Warranties. (i) The representations and warranties contained herein and in each Other Agreement and certificate or other writing delivered to the Lender pursuant to this Agreement shall be correct on and as of the Effective Date after giving effect to this Agreement as though made on and as of such dates except to the extent modified hereby and (ii) no Event of Default or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default shall have occurred and be continuing on the Effective Date or would result from the taking effect of this Agreement.

     2. Fees. The Borrower shall have paid to the Lender the Loan B Closing Fee, together with all fees and expenses incurred by the Lender in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the fees and expenses of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, counsel to the Lender.

     3. Performance of Agreements. Each party to this Agreement and the Other Agreements (other than Lender) shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Effective Date except as otherwise agreed to in writing by Lender.

     4. Security Interests and UCC Filings. The Lender shall have received satisfactory evidence that the Lender has a valid and perfected first priority security interest in the Loan B Collateral, subject only to Permitted Encumbrances. Borrower shall have delivered to or caused to be delivered to Lender executed documents (including financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may deem necessary to perfect its security interests in the Collateral. Lender shall have received certified copies of UCC search reports listing all effective financing statements that name Borrower as debtor together with copies of such financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Encumbrances).

     5.    Opinion of Counsel.  Borrower shall have delivered to the Lender an
      opinion of Borrower's counsel dated as of the date of this Fourth
Amendment, in
form and substance satisfactory to the Lender and its counsel, relating to the enforceability of this Fourth Amendment and such other matters as Lender's counsel may reasonably request.

     6. Officer's Certificate. The Borrower shall deliver to Lender a certificate executed by the President or principal financial officer of Borrower, stating that: (a) on the date of this Fourth Amendment, and after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing; (b) no material adverse change in the Collateral or the financial condition or operations of the business of Borrower has occurred since December 31, 1993, taking into account Borrower's reported financial performance after such date through and including September 30, 1994;
(c) the representations and warranties set forth in Section 9.1 are true and correct in all material respects on and as of the date of this Fourth Amendment with the same effect as though made on and as of such date; and (d) Borrower on the date of this Fourth Amendment is in compliance with all the terms and provisions set forth in the Agreement, as amended hereby, on its part to be observed and performed.

     7. Insurance Policies and Endorsements. The Borrower shall have delivered to Lender certificates of insurance in respect of the New Acquisitions required to be maintained under this Agreement and the Other Agreements, together with endorsements satisfactory to Lender naming Lender as loss payee and additional insured under such policies.

     8. Amendment Documents. The Borrower shall have executed and delivered to Lender the documents listed below, unless otherwise noted, dated the date of this Fourth Amendment, duly executed, in form and substance satisfactory to Lender and in quantities reasonably designated by Lender (except for the Note, of which only the original shall be signed) (the "Amendment Documents"):

           (i)  this Amendment;

           (ii) the Loan B Note;

           (iii)the Loan B Security Agreement;

           (iv) the Assignment (Kin);

           (v) the following (if not previously delivered to Lender) for each Group I New Acquisitions BK Unit:

                      (A)  the Lease;

                      (B) a memorandum of lease for the Lease in recordable form (unless previously recorded);

                      (C)  a Leasehold Mortgage;

                      (D) a consent and estoppel of the owner of the Fee Property relating to such New Acquisition; and

                            (E)  a title insurance commitment and policy
relating to
           such New Acquisition Leasehold Property.


     9. Organizational Documents. The Borrower shall have delivered to the Lender the following:

           (a) Certificates of no change with respect to the certificates of incorporation of Holdings, the Company, and Carrols Realty II since the Effective Date.

           (b) Certificate of no change with respect to the bylaws of each of Holdings, the Company, and Carrols Realty II since the Effective Date.

           (c) Signature and incumbency certificates of the officers of each of Holdings, the Company, and Carrols Realty II executing the Amendment Documents to which any of them is a party.

           (d) Resolutions of the Boards of Directors of each of Holdings, the Company, and Carrols Realty II each certified as of the date of this Fourth Amendment by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, each authorizing and approving the transactions contemplated hereby and the execution, delivery and performance of the Amendment Documents to which such Person is to be a party.

     10. BKC Consent. The Borrower shall have delivered to the Lender the letter agreement between Borrower and BKC regarding the BKC Consent in form and substance satisfactory to Lender.

     11. Exhibits. The Borrower shall have delivered to Lender updated Exhibits to the Agreement to the extent the information set forth in such Exhibits shall have changed, in form and substance satisfactory to Lender.

     12. Other Deliveries. The Borrower shall have delivered to the Lender such other documents, instruments or agreements as the Lender or its counsel may reasonably require.


D.   MISCELLANEOUS.

     1. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

     2. Parties. Whenever in this Fourth Amendment reference is made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of the Borrower and Lender.

     3. References. Any reference to the Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Fourth Amendment shall be deemed to include this Fourth Amendment unless the context shall otherwise require.

     4. Continued Effectiveness. Except to the extent expressly amended by Section A of this Fourth Amendment, the Agreement and all provisions thereof remain in full force and effect and are applicable to this Fourth Amendment.

     5. Entire Agreement. The Agreement, the Notes, and the Other Documents, including the Amendment Documents, referred to in the Agreement and this Fourth Amendment, embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter thereof or hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

     6. Counterparts. This Fourth Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute the one and the same instrument.

     IN WITNESS WHEREOF, this Fourth Amendment has been duly executed as of the day and year first above written.

                                 CARROLS CORPORATION


                                 By:___________________


                                      Title:


                                 CARROLS HOLDINGS CORPORATION


                                 By:___________________


                                      Title:


                                 HELLER FINANCIAL, INC.


                                 By:___________________


                                      Title:
A108261.2